EXHIBIT 10.4



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                           COMMERCIAL LEASE AGREEMENT


THIS COMMERCIAL LEASE AGREEMENT ("Lease") is made and effective as of April 22, 2014, by and between BCP - NOME I, LLC, a Colorado limited liability company
("Landlord")  and  Strainwise,   LLC,  a  Colorado  limited   liability  company
("Tenant").

Landlord will be the owner of land and improvements commonly known and numbered as 4800 Nome Street, Denver, CO (the "Property"). Landlord desires to lease to Tenant that portion of the building located on the Property consisting of approximately 38,194 square feet as designated on Exhibit "A" (the "Leased Premises"), and Tenant desires to lease the Leased Premises from Landlord for the term, at the rental and upon the covenants, conditions and provisions herein set forth.

THEREFORE, in consideration of the mutual promises herein, contained and other good and valuable consideration, it is agreed:

1. Term. Landlord hereby leases the Leased Premises to Tenant, and Tenant hereby leases the same from Landlord, for the period beginning on April 22, 2014 (the "Lease Commencement Date") and ending the date that is 84 months and 8 days after the Lease Commencement Date (the "Initial Term"). If the Initial Term is extended (pursuant to an option contained herein, if any, or otherwise), all references in this Lease to "Term" shall automatically be construed to include any such extension.

2. Rental. Tenant shall pay to Landlord during the Initial Term rent ("Base Monthly Rent") in the amount as outlined below:

        April 22, 2014    to    April 30, 2014     -   $44,559.67 per month

        May 1, 2014       to    April 30, 2015     -   $44,559.67 per month

        May 1, 2015       to    April 30, 2016     -   $46,151.08 per month

        May 1, 2016       to    April 30, 2017     -   $47,742.50 per month

        May 1, 2017       to    April 30, 2018     -   $49,333.92 per month

        May 1, 2018       to    April 30, 2019     -   $50,925.33 per month

        May 1, 2019       to    April 30, 2020     -   $52,516.75 per month

        May 1, 2020       to    April 30, 2021     -   $54,108.17 per month

Each monthly installment of rent shall be due in advance on the first day of each calendar month during the Term to Landlord c/o BCP-Nome I, LLC, 1601 Arapahoe St, 11th Floor, Denver, CO 80202, or at such other place designated by written notice from Landlord. The rental payment amount for any partial calendar months included in the Term shall be prorated on a daily basis. Tenant shall also pay to Landlord a "Security Deposit" in an amount equal to $133,679.00. Tenant shall have the right to pay one-half of the Security Deposit to Landlord within five (5) business days of mutual execution of this lease. Tenant shall pay the balance of the Security Deposit to Landlord on the date that is 30 days after Lease Commencement Date. In the event that any monthly rental installment is not received by Landlord on or before the 5th day of the month for which the rent is due, Tenant shall pay to Landlord a late payment charge equal to five percent (5%) of such past due amount to compensate Landlord for additional processing and administrative charges and inconvenience associated with such late payment. Any rent or other amounts to be paid by Tenant which are not paid within five (5) days after the date due shall bear interest at the rate of 18% per annum from the due date until paid.

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3. Use.

     A. The Leased Premises shall be used for cultivating marijuana for medical and recreational use and for related general office and warehouse purposes. Tenant represents and warrants the following: (i) that Tenant's purpose in cultivating or possessing marijuana is to produce plants and usable marijuana for persons authorized to grow marijuana as authorized by Sections 14 and 16,
Article XVIII of the constitution of the State of Colorado ("Sections 14 and 16") ; (ii) that no marijuana shall be used in or near the Property in plain view of (or in a place open to) the general public or in any way that endangers the health or well-being of any person; and (iii) that Tenant will not violate any state law regarding growth or distribution of marijuana in the course of Tenant's business. In the event that Tenant's cultivation and distribution of marijuana at any time becomes impermissible under Sections 14 and 16, Tenant shall so notify Landlord and shall immediately and properly dispose of all cannabis plants and products on the Premises in any manner permitted by law. Tenant shall provide to Landlord upon request copies of any public licenses relating to Tenant's use of the Leased Premises. Landlord shall have the right to terminate this Lease immediately upon written notice to Tenant in the event that Tenant breaches any of the warranties or covenants contained in this paragraph. Either Landlord or Tenant shall have the right to terminate this Lease without any further obligations under the Lease, upon no more than thirty
(30) days' written notice to the other party in the event that Tenant's use of the Premises becomes illegal due to any revocation or modification of Sections 14 and 16 or any other applicable State law, any municipal ordinance governing the Leased Premises, or if either party is notified by federal authorities, that Tenant may not conduct its business in a legal manner.

     B. Tenant acknowledges that the Leased Premises were not designed and have not been modified for cultivation of living plants. Tenant shall be solely responsible for any routine maintenance, alterations or repairs to the Leased Premises or the building in which the Leased Premises are located which may be necessary due to conditions associated with Tenant's use of the Leased Premises (including without limitation additional ventilation, treatment to control and eliminate mold, and correction of any moisture-related conditions). Prior to Tenant taking possession, Landlord shall cause its qualified environmental contractor to conduct a baseline review and analysis of any mold currently existing on or about the Property and/or Leased Premises and in no event shall Tenant be required to remediate such existing mold conditions. Landlord should remediate and/or correct any mold condition found and the cause thereof. However, Tenant at its expense shall (i) cause the existing ventilation system of the Leased Premises to be modified by a licensed and qualified contractor to control moisture condensation prior to obtaining a Certificate of Occupancy or Temporary Certificate of Occupancy, and (ii) provide to Landlord annually a written report from a qualified environmental contractor regarding management of mold and water damage in the Leased Premises. Upon review of the above referenced annual written report from such qualified environmental contractor, the Landlord, at the Landlord's sole discretion, may have the right to require Tenant to remediate any mold issues or concerns, at Tenant's sole expense, in an amount not to exceed $500,000 aggregate. In addition, Tenant also hereby agrees to remediate, at the Tenant's sole expense, in an amount not to exceed $500,000 aggregate, any mold concerns or issues should they develop and Tenant become aware of such mold concerns or issues at any point between such annual mold inspections.

     C. Tenant  shall not use the Leased  Premises  for the purposes of storing,
manufacturing  or  selling  any  explosives,   flammables  or  other  inherently
dangerous substances or chemicals, or any other hazardous materials.

     D. Tenant shall provide Landlord within five (5) business days of receipt by Tenant the following items:

     i. City and County of Denver Certificate of Occupancy - once all improvements are completed and the following are met:

          1.   Building Permit
          2.   Code Analysis
          3. Change of Occupancy - administrative modification use changed to "plant husbandry"

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          4.   Zoning Permit
          5.   Construction  Drawings for all improvements * Mechanical Drawings
               * Electrical Drawings * Plumbing Drawings
          6.   Sewer Use and Drainage Permit
          7.   Waste Water Permit
          8.   Use Permit

     ii. 2. Heating, Cooling and Ventilation upgrades if they are required to mitigate odor. An air-purification and upgraded A/C is required. Any roof penetrations will need to be coordinated with Landlord prior to commencement of work.
     iii. Signed lien waivers from any contractors/subcontractors for work in progress.
     iv. Copies of liability insurance certificates for all vendors (contractors) completing work in the Leased Premises.
     v. Copies of associated Dispensary location(s) including Cultivation and Dispensary Licenses.
     vi. Annual mold/humidity inspections are required following receipt of a Certificate of Occupancy.

4. Sublease and Assignment. Tenant shall have the right with Landlord's written consent, to assign this Lease to a corporation with which Tenant may merge or consolidate, to any subsidiary of Tenant, to any corporation under common control with Tenant, or to a purchaser of substantially all of Tenant's assets. Except as set forth in the preceding sentence, Tenant shall not sublease all or any part of the Leased Premises, or assign this Lease in whole or in part without Landlord's written consent, in its sole and absolute discretion.

5. Repairs. During the Term, Tenant shall make, at Tenant's expense, all necessary repairs to the Leased Premises. Repairs shall include such items as routine repairs and maintenance of floors, walls, ceilings, roof, fences, parking lot and other paved areas, landscaping and other parts of the Leased Premises damaged or worn through normal use, subject to the obligations of the parties otherwise set forth in this Lease.

6. Alterations and Improvements. Landlord shall provide all improvements noted in Exhibit B attached hereto prior to the Lease Commencement Date. Tenant, at Tenant's expense, shall have the right following Landlord's consent to redecorate the interior of the Leased Premises, and to install trade fixtures, equipment and other temporary installations in and upon the Leased Premises, and fasten the same to the premises. All personal property, equipment, machinery, trade fixtures and temporary installations, whether acquired by Tenant at the commencement of the Term or placed or installed on the Leased Premises by Tenant thereafter, shall remain Tenant's property free and clear of any claim by Landlord. Tenant shall have the right to remove the same at any time during the term of this Lease provided that all damage to the Leased Premises caused by such removal shall be repaired by Tenant at Tenant's expense. Any alterations to the Leased Premises shall be removed upon the Lease Expiration upon Landlord's request. Tenant may not make any improvements, alterations, additions or changes to the Premises during the Term without the consent of Landlord, which consent may be granted, withheld or conditioned in the sole and absolute discretion of Landlord.

7. Property Taxes. Landlord shall pay, to be reimbursed by Tenant monthly, all general real estate taxes and installments of special assessments coming due during the Term on the Leased Premises plus a two percent (2%) administration fee. Tenant shall pay all personal property taxes with respect to Tenant's personal property at the Leased Premises. Landlord shall pay all personal property taxes with respect to Landlord's personal property, if any, on the Leased Premises.

8. Insurance.

     A. Landlord shall maintain, at Tenant's expense to be reimbursed by Tenant monthly plus a two percent (2%) administration fee, fire and extended coverage

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insurance on the Property and Leased  Premises in the amount of  $3,000,000.  If the Leased Premises or any other part of the Property is damaged by fire or other casualty resulting from any act or negligence of Tenant or any of Tenant's agents, employees or invitees, rent shall not be diminished or abated while such damages are under repair, and Tenant shall be responsible for the costs of repair not covered by insurance. Tenant shall be responsible, at its expense, for fire and extended coverage insurance on all of its personal property, including removable trade fixtures, located in the Leased Premises.

     B. Tenant and Landlord shall, each at its own expense, maintain a policy or policies of comprehensive general liability insurance with respect to the respective activities of each at the Property with the premiums thereon fully paid on or before due date, issued by and binding upon some insurance company approved by Landlord, such insurance to afford minimum protection of not less than $1,000,000 combined single limit coverage of bodily injury, property damage or combination thereof. Landlord shall be listed as an additional insured on Tenant's policy or policies of comprehensive general liability insurance, and Tenant shall provide Landlord with current Certificates of Insurance evidencing Tenant's compliance with this Paragraph. Tenant shall obtain the agreement of Tenant's insurers to notify Landlord that a policy is due to expire at least ten
(10) days prior to such expiration. Landlord shall not be required to maintain insurance against thefts within the Leased Premises or the Property.

9. Utilities. Tenant shall pay all charges for water, sewer, gas, electricity, telephone and other services and utilities used by Tenant on the Leased Premises during the term of this Lease unless otherwise expressly agreed in writing by Landlord. In the event that any utility or service provided to the Leased Premises is not separately metered, Landlord shall pay the amount due and separately invoice Tenant for Tenant's pro rata share of the charges as determined by Landlord. Tenant shall pay such amounts within thirty (30) days of invoice. Tenant acknowledges that the Leased Premises are designed to provide standard office and warehouse use electrical facilities and standard office and warehouse lighting. Tenant shall not use any equipment or devices that utilize excessive electrical energy or which may, in Landlord's reasonable opinion, overload the wiring or interfere with electrical services to other tenants.

10. Signs. Tenant, at Tenant's sole expense, shall be allowed four signs on the window areas and on the Leased Premises, at locations selected by Tenant, which are permitted by applicable zoning ordinances, private restrictions and receipt of Landlords approval. Landlord may refuse consent to any proposed signage that is in Landlord's opinion too large, deceptive, unattractive or otherwise inconsistent with or inappropriate to the Leased Premises or use of any other tenant. Landlord shall assist and cooperate with Tenant in obtaining any necessary permission from governmental authorities or adjoining owners and occupants for Tenant to place or construct the foregoing signs. Tenant shall repair all damage to the Leased Premises resulting from the removal of signs installed by Tenant.

11. Entry. Landlord shall have the right to enter upon the Leased Premises upon at least 24 hours' notice at reasonable hours to inspect the same and will be accompanied by the Tenant, provided Landlord shall not thereby unreasonably interfere with Tenant's business on the Leased Premises.

12. Lien Protection. Tenant shall pay when due all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use on the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Property or any interest therein. Tenant shall give Landlord not less than ten (10) days' notice prior to the commencement of any work in, on, or about the Property, and Landlord shall have the right to post notices of non-responsibility in or on the Property as provided by law. If Tenant shall, in good faith, contest the validity of any such lien, claim or demand, then Tenant shall, at its sole expense, defend and protect itself, Landlord and the Property against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Landlord or the Property. If Landlord shall require, Tenant shall furnish to Landlord a surety bond satisfactory to Landlord in an amount equal to one and one-half times the amount of such contested lien, claim or demand, indemnifying Landlord against liability for the same, as required by law for the holding of the Property free from the effect of such lien or claim. In addition, Landlord may require Tenant to pay Landlord's attorneys' fees and costs in participating in such action if Landlord shall decide it is to its best interest to do so.

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13.  Parking. During the term of this Lease, Tenant shall have the non-exclusive use in common with Landlord,  other occupants of the Property, their guests
     and  invitees,   of  the  non-reserved  common  automobile  parking  areas, driveways, and footways, subject to rules and regulations for the use thereof as prescribed from time to time by Landlord. Landlord reserves the right to designate parking areas within the Property or in reasonable proximity thereto, for Tenant and Tenant's agents and employees.

14. Building Rules. Tenant will comply with the rules of the Property adopted and altered by Landlord from time to time and will cause all of its agents, employees, invitees and visitors to do so; all changes to such rules will be sent by Landlord to Tenant in writing. The initial rules for the Property are attached hereto as Exhibit "C" and incorporated herein for all purposes.

15. Damage and Destruction. If the Leased Premises or any part thereof or any appurtenance thereto is so damaged by fire, casualty or structural defects that the same cannot be used for Tenant's purposes, and Tenant, its agents or employees are not the cause of the damage, then Tenant shall have the right within ninety (90) days following damage to elect by notice to Landlord to terminate this Lease as of the date of such damage. In the event of minor damage to any part of the Leased Premises, and if such damage does not render the Leased Premises unusable for Tenant's purposes, Landlord shall promptly repair such damage at the cost of the Landlord.. Except as provided in subparagraph 8(A) above, Tenant shall be relieved from paying rent and other charges during any portion of the Term that the Leased Premises are inoperable or unfit for occupancy, or use, in whole or in part, for Tenant's purposes. Rentals and other charges paid in advance for any such periods shall be credited on the next ensuing payments, if any, but if no further payments are to be made, any such advance payments shall be refunded to Tenant. The provisions of this paragraph extend not only to the matters aforesaid, but also to any occurrence which is beyond Tenant's reasonable control and which renders the Leased Premises, or any appurtenance thereto, inoperable or unfit for occupancy or use, in whole or in part, for Tenant's purposes.

16. Default. If default shall at any time be made by Tenant in the payment of rent, or any other amounts due in accordance with the Lease, when due to Landlord as herein provided, and if said default shall continue for fifteen
     (15) days after written notice thereof shall have been given to Tenant by Landlord, or if default shall be made in any of the other covenants or conditions to be kept, observed and performed by Tenant, and such default shall continue for thirty (30) days after written notice thereof in writing to Tenant by Landlord without correction thereof then having been commenced and thereafter diligently prosecuted, Landlord may declare the term of this Lease ended and terminated by giving Tenant written notice of such intention, and if possession of the Leased Premises is not surrendered. Landlord shall have, in addition to the remedy above provided, any other right or remedy available to Landlord on account of any Tenant default, either in law or equity. Landlord shall use reasonable efforts to mitigate its damages. In any action arising from this Lease, the prevailing party shall be entitled to recover its reasonable attorney fees and other costs of suit including appeals.

17. Quiet Possession. Landlord covenants and warrants that upon performance by Tenant of its obligations hereunder, Landlord will keep and maintain Tenant in exclusive, quiet, peaceable and undisturbed and uninterrupted possession including nuisance related to odor of the Leased Premises during the term of this Lease. Tenant shall agree to the same terms of Quiet Possession.

18. Condemnation. If any legally, constituted authority condemns the Property or such part thereof which shall make the Leased Premises unsuitable for leasing, this Lease shall cease when the public authority takes possession, and Landlord and Tenant shall account for rental as of that date. Such termination shall be without prejudice to the rights of either party to recover compensation from the condemning authority for any loss or damage caused by the condemnation. Neither party shall have any rights in or to any award made to the other by the condemning authority.

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19.  Subordination.  Tenant  accepts this Lease subject and  subordinate  to any mortgage, deed of trust or other lien presently existing or hereafter arising upon the Leased Premises, or upon the Property and to any renewals, refinancing and extensions thereof. Tenant agrees upon demand to execute such further instruments confirming such subordination of this Lease or attorning to the holder of any such liens as Landlord may request. In the event that Tenant should fail to execute any instrument of subordination herein require d to be executed by Tenant promptly as requested, Tenant hereby irrevocably constitutes Landlord as its attorney-in-fact to execute such instrument in Tenant's name, place and stead, it being agreed that such power is one coupled with an interest. Tenant agrees that it will from time to time upon request by Landlord execute and deliver to such persons as Landlord shall request a statement certifying that this Lease is
     unmodified   and  in  full   force  and  effect  (or  if  there  have  been
     modifications, that the same is in full force and effect as so modified), stating the dates to which rent and other charges payable under this Lease have been paid, stating that Landlord is not in default hereunder (or if Tenant alleges a default stating the nature of such alleged default) and further stating such other matters as Landlord shall reasonably require.

20. Security Deposit. The Security Deposit, along with the first month's rent and last month's rent, shall be paid as set forth in Section 2 above and be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant's covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered an advance payment of rental or a measure of Landlord's damages in case of default by Tenant. Unless otherwise provided by mandatory non-waivable law or regulation, Landlord may commingle the Security Deposit with Landlord's other funds. Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrearages of rent or to satisfy any other covenant or obligation of Tenant hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not in default at the termination of this Lease, the balance of the Security Deposit remaining after any such application shall be returned by Landlord to Tenant within sixty (60) days after the expiration of the Term or termination of the Lease. If Landlord transfers its interest in the Premises during the term of this Lease, Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of such Security Deposit.

21. Holding Over. If Tenant holds over or occupies the Premises beyond the Term (it being agreed there shall be no such holding over or occupancy without Landlord's prior written consent), Tenant shall pay Landlord for each day of such holding over a sum equal to 150% of the Base Monthly Rent prorated for the number of days of such holding over, plus a pro rata portion of all other amounts which Tenant would have been required to pay hereunder had this Lease been in effect. If Tenant holds over with or without Landlord's written consent Tenant shall occupy the Leased Premises on a tenancy from month to month at 150% of the Base Monthly Rent and otherwise all other terms and provisions of this Lease shall be applicable to such period.

22. Notices. All notices required or permitted under this Lease shall be deemed sufficiently given or served if sent by United States certified mail, return receipt requested, addressed to Landlord at:

     BCP - Nome I, LLC
     c/o Brue Capital Partners, LLC
     1601 Arapahoe Street, 11th Floor
     Denver, CO 80202


     And/or addressed to Tenant at:

     Strainwise, LLC
     4800 Nome Street
     Denver, CO 80239

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     Landlord  and Tenant  shall each have the right from time to time to change the place notice is to be given under this paragraph by written notice thereof to the other party.

23. Brokers. Tenant represents that Tenant has not engaged in any activity which could form the basis for a claim for real estate commission, brokerage fee, finder's fee or other similar charge, in connection with this Lease.

24. Waiver. No waiver of any default of Landlord or Tenant hereunder shall be implied from any omission to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. One or more waivers by Landlord or Tenant shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition.

25. Memorandum of Lease. Neither this Lease nor any memorandum or short form of this Lease shall be recorded by either party.

26. Headings. The headings used in this Lease are for convenience of the parties only and shall not be considered in interpreting the meaning of any provision of this Lease.

27. Successors. The provisions of this Lease shall extend to and be binding upon Landlord and Tenant and their respective legal representatives, successors and assigns.

28. Consent. Landlord shall not unreasonably withhold or delay its consent with respect to any matter for which Landlord's consent is required or desirable under this Lease.

29. Final Agreement. This Agreement terminates and supersedes all prior understandings or agreements on the subject matter hereof. This Agreement may be modified only by a further writing that is duly executed by both parties.

30. Governing Law. This Agreement shall be governed, construed and interpreted by, through and under the Laws of the State of Colorado.


                            [SIGNATURE PAGE FOLLOWS]

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

IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

LANDLORD:                                  TENANT:


BCP - Nome I, LLC                          Strainwise, LLC
a Colorado limited liability company       a Colorado limited
liability company

By: Brue Capital Partners, LLC,            By:/s/ Shawn Phillips
    a Colorado limited liability company,     ------------------------
    its Manager                            Print Name:Shawn Pillips
                                                      --------------------------

                                           Title:  CEO
                                                 ------------------------
      By:/s/ Chad A. Brue                  Tenant Tax ID #:46-2308523
         -----------------------------
         Chad A. Brue
         Managing Member

                                    EXHIBIT A
                                 Leased Premises

                         4800 Nome Street - 389,194 SF

                               (GRAPHIC OMITTED)

                Note: Interior wall loactions are approximations

                                    EXHIBIT B
                        Tenant Improvements and Allowance


     1. Acceptance. Tenant shall take the premises in as-is condition, except for any mold condition prior to the commencement of the Lease as set forth in paragraph 3B.

     2. Allowance. Landlord shall provide to Tenant an amount not to exceed $750,000.00 ("Allowance") to pay for the installation of fixtures within the Leased Premises ("Tenant's Work"). In no event shall Tenant use any portion of the Allowance to pay for trade fixtures, equipment, personal property, machinery or other temporary installations in and upon the Leased Premises without Landlord's prior written consent which consent may be withheld at Landlord's sole discretion.

     3. Payment.

          a. Prior to commencement of Tenant's Work, Tenant shall provide Landlord with evidence satisfactory to Landlord that Tenant has made financial arrangements to fulfill its obligations to pay for Tenant's Work. Landlord's payment of the Allowance shall be subject to all of the following items (i)-(iii) being completed to Landlord's satisfaction and the Allowance shall be due and payable by Landlord on the 30th day after the last-to-be-completed item has occurred to Landlord's satisfaction:

               (i) Tenant submits to Landlord an affidavit that all payrolls, bills for materials and any equipment and other indebtedness connected with Tenant's Work for which Landlord or its property might in any way be responsible, have been paid or otherwise satisfied;

               (ii) Tenant submits to Landlord any other data, to the extent and in such form as may be designated by Landlord, which establishes the final cost of Tenant's Work and the payment or satisfaction of all Tenant's construction obligations, such as receipts, releases and waivers of liens arising out of Tenant's Work; and

               (iii) Tenant has executed such other  close-out  documents as may be requested by Landlord with respect to Tenant's Work, including, but not limited to, final lien waivers.

          b. Any cost of Tenant's Work in excess of the Allowance shall be paid by Tenant as and when due.

     4. Repayment. The amount of the Allowance disbursed by Landlord shall be amortized in equal monthly installments payable by Tenant over the number of months in the period commencing on the Lease Commencement Date and ending on the last day of the 60th month ("Allowance Amortization Period"), at an annual interest rate of 25%, compounded annually. Tenant may prepay such amount at any time, in whole or in part, without penalty. Tenant shall commence payment of such monthly payments on the 1st day of the 1st month immediately following the Lease Commencement Date and on the 1st day of each month thereafter until the expiration of the Initial Term ("Monthly Allowance Payments").

                                    EXHIBIT C
                         Property Rules and Regulations

     The following rules and regulations shall apply to the Property and the Leased Premises associated therewith, and the appurtenances thereto:

1. Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Property.

2. Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

3. No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other part of the Property without the prior written consent of Landlord.

4. Landlord shall provide all door locks in each tenant's leased premises, at the cost of such tenant, and no tenant shall place any additional door locks in its Leased Premises without Landlord's prior written consent. Landlord shall furnish to each tenant a reasonable number of keys to such tenant's leased premises, at such tenant's cost, and no tenant shall make a duplicate thereof.

5. No birds or animals shall be brought into or kept in, on or about any tenant's leased premises except for seeing-eye dogs to assist with a handicap individual. No portion of any tenant's leased premises shall at any time be used or occupied as sleeping or lodging quarters.

6. No heavy machinery of any kind shall be operated by any tenant on its leased area without Landlord's prior written consent, nor shall any tenant use or keep in the Property any flammable or explosive fluid or substance.

7. Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant's leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

8. All vehicles are to be currently licensed, parked for business purposes having to do with Tenant's business operated in the Premises, parked within designated parking spaces, one vehicle to each space. No vehicle shall be parked as a "billboard" vehicle in the parking lot. Any vehicle parked improperly may be towed away. Tenant, Tenant's agents, employees, vendors and customers who do not operate or park their vehicles as required shall subject the vehicle to being towed at the expense of the owner or driver. Tenant shall indemnify, hold and save harmless Landlord of any liability arising from the towing or booting of any vehicles belonging to a Tenant Party.

                                    EXHIBIT D
                                Option to Extend

     As additional consideration for the covenants of Tenant under this Lease, Landlord grants to Tenant two (2) options (each an "Option") to extend the term of the Lease for 12 months each (each an "Option Term"). Each Option shall be on the following terms and conditions:

     A. Written notice of Tenant's exercise of the respective Option shall be given to Landlord not later than six (6) months prior to the expiration of the Initial Term or the prior Option Term, as applicable ("Tenant's Notice").

     B. Upon receipt of Tenant's written notice of exercise, the Term shall, subject to the conditions hereinafter contained, be deemed extended for the respective Option Term on the terms hereof and, at the request of either party, the parties shall enter into an amendment of the Lease for the purpose of documenting the extension.

     C. If Tenant fails to timely notify Landlord in accordance with Paragraph A above, the respective Option shall terminate and the Lease shall expire in accordance with its terms, at the end of the Initial Term or the end of the prior Option Term, as applicable.

     D. In addition to the timely written notice as required by paragraph A above, as a condition of Tenant's right to exercise each Option granted hereunder:

            (i) Tenant shall have fully performed all of its covenants, duties and obligations hereunder during the Term and is not in default on the date of exercise or the date the respective Option Term is to commence;

            (ii) Tenant shall not have been sent more than two (2) letters notifying Tenant of non-compliance with the terms and conditions of the Lease during Tenant's tenancy; and

            (iii) Tenant shall not have assigned the Lease or any interest therein or sublet (or otherwise permitted occupancy by any third party of) all or any portion of the Leased Premises during the Term regardless of whether any such assignment, sublease or occupancy is then still in effect and regardless of whether Landlord shall have consented to any such assignment, subletting or occupancy.

     E. The Option granted hereunder shall be upon the terms and conditions of the Lease, except Landlord shall have no obligation to improve the Leased Premises and the Base Monthly Rent to be paid by Tenant to Landlord during the respective Option Term shall be as follows:

          PERIOD                        BASE MONTHLY RENT
          ------                        -----------------
          Option Term 1                 $55,699.58 per month

          Option Term 2                 $57,291.00 per month

     F. After exercise of each Option above described, there shall be no further rights on the part of Tenant to extend the Term of the Lease.

     G. The Option shall apply to all space under the Lease at the time the respective Option Term is due to commence, and Tenant may not elect to extend the Term as to only a portion of such space.

                                    EXHIBIT E
                                Guaranty of Lease

Landlord: BCP - Nome I, LLC, a Colorado limited liability company

Tenant: Strainwise, LLC a Colorado limited liability company

Lease: That certain Lease Agreement between Landlord and Tenant dated April 22, 2014.

Guarantor:  Shawn Phillips

Date: April 22, 2014

Tenant wishes to enter into the Lease with Landlord. Landlord is unwilling to enter into the Lease unless Guarantor assures Landlord of the full performance of Tenant's obligations under the Lease. Guarantor is willing to do so.

Accordingly, in order to induce the Landlord to enter into the Lease, and for good and valuable consideration, the receipt and adequacy of which are acknowledged by Guarantor:

     1. Guarantor unconditionally guarantees to Landlord, and the successors and assigns of Landlord, Tenant's full and punctual performance of its obligations under the Lease, including without limitation the payment of rent and other charges due under the Lease. Guarantor waives notice of any breach or default by Tenant under the Lease. If Tenant defaults in the performance of any of its obligations under the Lease, upon Landlord's demand, Guarantor will perform Tenant's obligations under the Lease.

     2. Any act of Landlord, or the successors or assigns of Landlord, consisting of a waiver of any of the terms or conditions of the Lease, or the giving of any consent to any matter related to or thing relating to the Lease, or the granting of any indulgences or extensions of time to Tenant, may be done without notice to Guarantor and without affecting the obligations of Guarantor under this Guaranty.

     3. The obligations for Guarantor under this Guaranty will not be affected by Landlord's receipt, application, or release of security given or the performance of Tenant's obligations under the Lease, nor by any modification of the Lease, including without limitation the alteration, enlargement, or change of the Premises described in the Lease, except that in case of any such modification, the liability of the Guarantor will be deemed modified in accordance with the terms of any such modification.

     4.   The  liability of Guarantor  under this  Guaranty will not be affected by:

          (a) the release of discharge of Tenant from its obligations under the Lease any creditors', receivership, bankruptcy, or other proceedings, or the commencement or pendency of any such proceedings;

          (b) the impairment, limitation, or modification of the liability of Tenant or the estate of Tenant in bankruptcy, or of any remedy for the enforcement of Tenant's liability under the Lease, resulting from the operation of any present or future bankruptcy code or other statute, or from the decision in any court;

          (c)  the  rejection  or   disaffirmance  of  the  Lease  in  any  such
               proceedings;

          (d) the assignment or transfer of the Lease or sublease of all or part of the Premises described in the Lease by Tenant unless Landlord consents to release guarantor from this Guaranty of Lease in writing in connection therewith;

          (e)  any disability or other defense of Tenant; or

          (f) the cessation from any cause whatsoever of the liability of Tenant under the Lease other than as provided in the Lease, particularly in Paragraphs 5A and 5C of the Lease.

     5.   Until all of Tenant's obligations under the Lease are fully performed,
          Guarantor:

          (a) waives any right of subrogation against Tenant by reason of any payments or acts of performance by Guarantor, in compliance with the obligations of Guarantor under this Guaranty;

          b) waives any other right that Guarantor may have against Tenant by reason of any one or more payments or acts in compliance with the obligations of Guarantor under this Guaranty; and

          (c) subordinates any liability or indebtedness of Tenant held by Guarantor to the obligations of Tenant to Landlord under the Lease.

     6. This Guaranty will apply to the Lease, any extension or renewal of the Lease, and any holdover term following the term of the Lease, or any such extension or renewal.

     7. This Guaranty may not be changed, modified, discharged, or terminated orally or in any manner other than by an agreement in writing signed by Guarantor and Landlord.

     8. Guarantor is primarily obligated under the Lease. Landlord may, at its option, proceed against Guarantor without proceeding against Tenant or anyone else obligated under the Lease or against any security for any of Tenant's or Guarantor's obligations.

     9. Guarantor will pay on demand the reasonable attorneys' fees and costs incurred by Landlord, or its successors and assigns, in connection with the enforcement of this Guaranty.

     10. Guarantor irrevocably appoints Tenant as its agent for service of process related to this Guaranty.

Guarantor has executed this Guaranty as of the date stated above.

GUARANTOR(s):

/s/ Shawn Phillips
-----------------------------
Shawn Phillips, signed individually



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